Exhibit 4.1

FORM OF

2.90% NOTE

CUSIP NO. 532457AW8
ISIN US532457AW85
Common Code 016534480

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ELI LILLY AND COMPANY

2.90 % Note due 2008

REGISTERED NO. R-1	$300,000,000.00

     ELI LILLY AND COMPANY, an Indiana corporation (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000.00) on March 15, 2008, upon surrender of this Global Note at the office or agency of the Company for such payment in The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum until maturity at the rate of 2.90% per annum, at such office or agency, in like coin or currency, semi-annually on March 15 and September 15 of each year, commencing September 15, 2003, until the date on which payment of said principal sum has been made or duly provided for; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note Register. Such interest shall be payable from the March 15 or the September 15, as the case may be, next preceding the date hereof to which interest has been paid, unless the date hereof is a March 15 or September 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the payment of any interest on the Notes, in which case from March 17, 2003; provided, however, that if the Company shall default in payment of the interest due on such March 15 or September 15 then from the March 15 or September 15 to which interest has been paid or, if no interest has been paid on the Notes, from March 17, 2003. The interest payable hereon on any interest payment date shall be payable to the person in whose name this Note is registered at the close of business on the last day of the calendar month preceding the month in which such interest payment is due, except as otherwise provided in the Indenture hereinafter referred to.

     The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

[THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, ELI LILLY AND COMPANY has caused this Instrument to be signed manually or by facsimile signature of its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries, and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: March 17, 2003

ELI LILLY AND COMPANY

By:

Name: Thomas W. Grein

Title: Vice President and Treasurer

By:

Name: James B. Lootens

Title: Assistant Secretary

     This is one of the Notes of the series designated herein issued under the Indenture described herein.

CITIBANK, N.A.,
as Trustee

By:

Authorized Officer

REVERSE OF NOTE

     This Note is one of a duly authorized issue of a series of debt securities (the “Securities”) of the Company, designated as its 2.90% Notes due 2008 (the “Notes”). The Notes are initially limited to $300,000,000 aggregate principal amount and the Securities, including the Notes, are all issued or to be issued under and pursuant to the Indenture dated as of February 1, 1991 (herein called the “Indenture”), duly executed and delivered by the Company to Citibank, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all Board Resolutions (as defined in the Indenture) as provided therein, reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and holders of the Notes. The Company may at any time issue additional notes under the Indenture in unlimited amounts having the same terms as and treated as a single class with the Notes for all purposes under the Indenture and will vote together as one class with respect to the Notes.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing with respect to the Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or interest on any of the Notes, in the manner and to the extent provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with consent of the holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to the Notes, or modifying in any manner the rights of the holders of the Notes; provided, however, that no supplemental indenture shall (i) extend the maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal thereof or interest thereon payable in any coin or currency other than that in the Notes provided, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

     The Notes do not have a sinking fund.

     The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, in whole or in part, at the election of the Issuer at any time or from time to time, at a redemption price equal to the greater of the following amounts:

(i)	100% of the principal amount of the Securities being redeemed on the redemption date; and

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed on the redemption date (not including the amount, if any, of accrued and unpaid interest to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined below), as determined by the Reference Treasury Dealer (as defined below) plus 10 basis points;

plus, in each case, accrued and unpaid interest on the Securities to the redemption date.

     Notwithstanding the foregoing, installments of interest on Securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Securities and the Indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

     “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

     “Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains two such Reference Treasury Dealer Quotations, the average of both such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

     “Reference Treasury Dealer” means (A) Goldman, Sachs & Co., Credit Suisse First Boston LLC and UBS Warburg LLC (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

     “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

     No reference herein to the Indenture and no provision of this Note or of the Indenture or of any Board Resolution shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

     This Note is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose in The City of New York, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Note. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

     The Company, the Trustee, any paying agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Note registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto or any Board Resolution, against an incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.